                                 PROJECT ISLAND

                          REGISTRATION RIGHTS AGREEMENT

                                  JULY 15, 2002

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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE 1 DEFINITIONS.........................................................1

1.1   CERTAIN DEFINITIONS.....................................................1

ARTICLE 2 RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH

                                                                            -ii-

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of July
15, 2002, between Catapult Communications Corporation, a Nevada corporation
("CATAPULT"), and Tekelec, a California corporation ("Tekelec"). This Agreement shall become effective on the date of, and is contingent upon, the closing of the Acquisition (as defined herein) (the "EFFECTIVE DATE").

                                    RECITALS

      A.    Pursuant to the terms of the Asset Purchase Agreement dated as of
July 15, 2002 (the "PURCHASE AGREEMENT"), by and between Catapult and Tekelec,
Tekelec is receiving $42,500,000 of cash and one or more convertible promissory notes issued by Catapult Ireland and/or Catapult to Tekelec in the aggregate principal amount of $17,500,000 (the "PROMISSORY NOTES"), which Promissory Notes are convertible into and, in the case of the Convertible Stock Note (as defined in the Purchase Agreement), repayable by delivery of, shares of Catapult's common stock, par value $0.001 per share (the "CONVERSION STOCK") in exchange for the acquisition of certain of the assets of Tekelec's Network Diagnostics
Division (the "ACQUISITION").

      B.    Catapult desires to grant Tekelec certain rights with respect to the registration of the Conversion Stock under the Securities Act of 1933, as amended.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

1.1   CERTAIN DEFINITIONS

      . As used in this Agreement:

      (a)   "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      (b)   "BENEFICIAL OWNERSHIP" has the meaning provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Securities hereunder mean beneficial ownership.

      (c)   "CATAPULT" has the meaning set forth in the recitals hereto and includes any Person controlling Catapult.

      (d)   "CLOSING" means the date of the closing of the transactions contemplated by the Purchase Agreement.

      (e)   "CONVERSION STOCK" has the meaning set forth in the recitals hereto.

      (f)   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (g)   "INDEMNIFIED PARTY" has the meaning set forth in Section 3.5(c).

      (h)   "INDEMNIFYING PARTY" has the meaning set forth in Section 3.5(c).

      (i)   "PERSON" shall mean any person, individual, corporation,
partnership, trust, limited liability company or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

      (j)   "PIGGYBACK MARKET CUT-BACK" has the meaning set forth in Section
3.2(c).

      (k)   "PIGGYBACK REGISTRABLE SECURITIES" has the meaning set forth in
Section 3.2(a).

      (l)   "PIGGYBACK REGISTRATION STATEMENT" has the meaning set forth in
Section 3.2(a).

      (m)   "PIGGYBACK REQUEST" has the meaning set forth in Section 3.2(a).

      (n)   "PIGGYBACK UNDERWRITING AGREEMENT" has the meaning set forth in
Section 3.2(b).

      (o)   "PROMISSORY NOTES" has the meaning set forth in the recitals hereto.

      (p)   "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

      (q)   "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the
Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      (r)   "REGISTRABLE SECURITIES" means (i) the Conversion Stock and (ii) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction.

      (s)   "REGISTRATION EXPENSES" shall mean the reasonable fees and expenses of Catapult's counsel and its accountants and all other out-of-pocket costs and expenses of Catapult incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of

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such securities so registered under the securities or "blue sky" laws of various jurisdictions, the fees and expenses of Catapult's transfer agent and listing fees.

      (t)   "RESTRICTED SECURITIES" has the meaning set forth in Section 2.1(a).

      (u)   "S-3 REGISTRATION STATEMENT" has the meaning set forth in Section
3.1(a).

      (v)   "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (w)   "SEC" means the Securities and Exchange Commission or any other federal agency at the agency administering the Securities Act.

      (x)   "SELLING EXPENSES" means with respect to any registration pursuant to this Agreement, all underwritten discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel to any Person other than Catapult.

      (y)   "SUSPENSION CONDITION" has the meaning set forth in Section 3.3(b).

      (z)   "TEKELEC PUBLIC OFFERING LOCK-UP" has the meaning set forth in
Section 3.8.

      (aa)  "VOTING SECURITIES" means all securities of Catapult, entitled, in the ordinary course, to vote in the election of directors of Catapult; PROVIDED,
HOWEVER, that for purposes of this definition, any securities that at such time are convertible or exchangeable into or exercisable for shares of common stock of Catapult, including shares of Conversion Stock, shall be deemed to have been so converted, exchanged or exercised and shall be included in the term Voting
Securities. Other than the Conversion Stock, Voting Securities shall not include stockholder rights or other comparable securities having Voting Power only upon the happening of a trigger event or comparable contingency and which can only be transferred together with the Voting Securities to which they attach. References herein to meetings of holders of Voting Securities shall include meetings of any class or type thereof.

      (bb)  "VOTING POWER" or "TOTAL VOTING POWER" of Catapult (or any other corporation) refer to the votes or total number of votes which at the time of calculation may be cast in the election of directors of Catapult (or such corporation) at any meeting of stockholders of Catapult (or such corporation) if all securities entitled to vote in the election of directors of Catapult (or such corporation) were present and voted at such meeting; provided that for purposes of references herein made to any Person's "Voting Power" or percentage beneficial ownership of "Total Voting Power," any rights (other than rights referred to in any rights plan of Catapult (or any such other corporation) or a successor to such rights plan so long as such rights can only be transferred together with the Voting Securities to which they attach) of such Person to acquire Voting Securities (whether or not the exercise of any such right shall be conditioned upon any contingency), shall be deemed to have been exercised in full.

      All capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

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                                   ARTICLE 2.

     RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH SECURITIES LAWS

      2.1   RESTRICTIVE LEGENDS. The certificate or certificates representing
(i) the Conversion Stock and (ii) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction (collectively, the "RESTRICTED SECURITIES") shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
            INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
            1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
            SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE
            ISSUER AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION.

      2.2   PROCEDURES FOR CERTAIN TRANSFERS.

            (a)   The holder of each certificate representing Restricted
Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Article 2.

            (b)   Prior to any proposed transfer of any Restricted Securities and other than any transfer effected pursuant to the S-3 Registration Statement, a Piggyback Registration Statement or any other effective registration statement under the Securities Act, Tekelec shall give written notice to Catapult of
Tekelec's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either: (i) a written opinion of legal counsel
(including in-house counsel), who shall be reasonably satisfactory to Catapult, addressed to Catapult and reasonably satisfactory in form and substance to
Catapult's counsel, to the effect that the proposed transfer of the securities may be effected without registration under the Securities Act; or (ii) a "no action" letter from the SEC and a copy of any request by Tekelec (together with all supplements or amendments thereto), which request (and any supplement or amendment thereto) shall have been provided to Catapult at or prior to the time of first delivery to the SEC's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon Tekelec shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by Tekelec to Catapult.

            (c)   In connection with any proposed transfer of Restricted
Securities pursuant to Rule 144, Tekelec shall comply with all of the requirements of Rule 144 under the Securities Act and the reasonable requirements of Catapult's transfer agent with respect to sales of securities pursuant to Rule 144.

            (d)   Each certificate evidencing the Restricted Securities
transferred as herein provided (other than a transfer pursuant to the S-3
Registration Statement or any Piggyback

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Registration Statement or other effective registration statement under the
Securities Act) shall bear the restrictive legend set forth in Section 2.1(a)
above, except that such certificate shall not bear such restrictive legend if:
(i) in the opinion of counsel for Catapult, such legend is not required in order to establish compliance with any provisions of the Securities Act; (ii) the
Restricted Securities have been held by the holder for more than two years, and the holder represents to counsel for Catapult that it has not been an
"AFFILIATE" (as such term is defined for purposes of Rule 144) of Catapult during the three-month period prior to the sale and shall not become an affiliate (as such term is defined for purposes of Rule 144) of Catapult without resubmitting the Restricted Securities for reimposition of the legend; or (iii)
the Restricted Securities have been sold in accordance with Rule 144.

      2.3   COVENANT REGARDING EXCHANGE ACT FILINGS. With a view to making available to Tekelec the benefits of Rule 144 promulgated under the Act, and any other rule or regulations of the SEC that may any time permit Tekelec to sell securities of Catapult to the public without registration, until the earlier of the date of termination of this Agreement or the date that is 36 months following the Closing, Catapult agrees to use commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act. The provisions of this Section 2.3 shall be in addition to and not in limitation of any other obligations of
Catapult hereunder with respect to filings under the Exchange Act.

                                   ARTICLE 3.

                               REGISTRATION RIGHTS

3.1 REQUIRED REGISTRATION.

            (a)   As soon as practicable following a written request made by
Tekelec at any time after the 10-month anniversary of Closing, Catapult shall use its commercially reasonable best efforts to cause the Conversion Stock to be registered so as to permit the offering and sale thereof and, in connection therewith, shall, within 60 days of such request, prepare and file with the SEC a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT") to effect such registration.

            (b)   The aggregate number of Conversion Stock sold by Tekelec
pursuant to this Section 3.1 and the resale allowances under Rule 144 may not exceed 500,000 shares during any 30 calendar day period following the effective date of the S-3 Registration Statement; provided, however, that such restriction shall terminate upon the earlier to occur of (i) twelve (12) months after the effective date of the S-3 Registration Statement or (ii) such time as Tekelec
(together with all subsidiaries of Tekelec) owns in the aggregate Voting
Securities of Catapult representing less than five percent (5%) of the Total
Voting Power of Catapult.

            (c)   The procedures to be followed by Catapult and Tekelec, and the respective rights and obligations of Catapult and Tekelec, with respect to the preparation, filing and effectiveness of the S-3 Registration Statement under this Section 3.1 are set forth in Section 3.3 hereof.

3.2   PIGGYBACK REGISTRATION.

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            (a)   If at any time after the 18-month anniversary date of this
Agreement, Catapult shall determine to register any of its equity or equity-linked securities (other than registration statements relating to (i)
employee, consultant or distributor compensation or incentive arrangements
(including employee benefit plans), or (ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act (or any successor rule with similar effect), then Catapult will promptly give Tekelec written notice thereof and include in such Catapult-initiated, non-shelf, registration statement (a
"PIGGYBACK REGISTRATION STATEMENT"), and in any underwriting involved therein, all Registrable Securities, (the "PIGGYBACK REGISTRABLE SECURITIES") specified in a written request made by Tekelec (a "PIGGYBACK REQUEST") within five (5)
business days after receipt of such written notice from Catapult.

            (b)   If the Piggyback Registration Statement of which Catapult
gives notice is for an underwritten offering, Catapult shall so advise Tekelec as a part of the written notice given pursuant to Section 3.2(a). In such event, the right of Tekelec to registration pursuant to this Section 3.2 shall be conditioned upon the agreement of Tekelec to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein. Tekelec shall (together with
Catapult and any other holders distributing securities in such Piggyback
Registration Statement, if any) enter into an underwriting agreement (the
"PIGGYBACK UNDERWRITING AGREEMENT") in customary form with the underwriter or underwriters selected for such underwriting by Catapult.

            (c)   Notwithstanding any other provision of this Agreement, if the managing underwriters of any underwritten offering pursuant to a Piggyback
Request determine, in their sole discretion that, after including all the shares to be offered by Catapult and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement
(pursuant to other agreements with Catapult, of which there are none as of the date of this Agreement), marketing factors require a limitation of the number of
Piggyback Registrable Securities to be underwritten, the managing underwriters of such offering may exclude any and all of the Piggyback Registrable Securities
(a "PIGGYBACK MARKET CUT-BACK"). In the event of a Piggyback Market Cut Back, the number of shares of registrable securities that may be so included in the registration shall be allocated among the holders requesting inclusion of shares
PRO RATA on the basis of the number of shares of registrable securities held by such holders. If any holder of shares to be included in such registration does not request inclusion of the maximum number of shares of registrable securities allocated to him pursuant to the above-described procedure, the remaining portion of his or her allocation shall be reallocated among those requesting holders whose allocations did not satisfy their requests PRO RATA on the basis of the number of shares of registrable securities held by such holders, and this procedure shall be repeated until all of the shares of registrable securities which may be included in the registration on behalf of the holders have been so allocated. If Tekelec disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Catapult and the managing underwriters. To facilitate the allocation of shares in accordance with the above provisions, Catapult or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares. Any Piggyback
Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such Piggyback Registration Statement.

            (d)   Except to the extent specifically provided in this Section
3.2, the procedures to be followed by Catapult and Tekelec, and the respective rights and obligations of Catapult and

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Tekelec, with respect to the distribution of any Piggyback Registrable
Securities by Tekelec pursuant to any Piggyback Registration Statement filed by
Catapult shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback
Registrable Securities pursuant to such Piggyback Registration Statement.

            (e)   Notwithstanding the foregoing, however, nothing in this
Section 3.2, or any other provision of this Agreement, shall be construed to limit the absolute right of Catapult, for any reason and in its sole discretion:
(i) to delay, suspend or terminate the filing of any Piggyback Registration
Statement; (ii) to delay the effectiveness of any Piggyback Registration
Statement; (iii) reduce the total number of securities to be distributed pursuant to any Piggyback Registration Statement; or (iv) to withdraw such
Piggyback Registration Statement.

      3.3   REGISTRATION PROCEDURES, RIGHTS AND OBLIGATIONS. The procedures to be followed by Catapult and Tekelec, and the respective rights and obligations of Catapult and Tekelec, with respect to the preparation, filing and effectiveness of the S-3 Registration Statement, and the distribution of
Registrable Securities pursuant thereto, are as follows:

            (a)   Catapult shall use commercially reasonable best efforts to cause the S-3 Registration Statement to be declared effective promptly and to keep such S-3 Registration Statement continuously effective until the earliest to occur of: (i) the sale or other disposition of the Registrable Securities so registered pursuant to such S-3 Registration Statement; (ii) twelve (12) months after the effective date of the S-3 Registration Statement; and (iii) the termination of Tekelec's registration rights pursuant to Section 3.9 hereof;
provided however, that in the case of (ii) above, such period shall be automatically extended by the duration of any time periods for which Catapult has exercised its suspension rights pursuant to Section 3.3(b) hereof or a
Tekelec Public Offering Lock-Up has been in effect under Section 3.8 hereof.
Catapult shall prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement and each prospectus used in connection therewith as may be necessary to make and to keep such S-3 Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant to such S-3 Registration Statement until the earlier to occur of: (i) the sale or other disposition of such Registrable Securities so registered pursuant to the S-3 Registration Statement; (ii) twelve (12) months after the effective date of the S-3 Registration Statement (subject to any extension pursuant to the first sentence of this Section 3.3(a)); and (iii) the termination of Tekelec's registration rights pursuant to Section 3.9 hereof.

            (b)   Notwithstanding any other provision of this Agreement, in the event that the Board of Directors of Catapult determines in good faith that: (i)
non-public material information regarding Catapult exists, the immediate disclosure of which would be significantly disadvantageous to Catapult; (ii) the prospectus constituting a part of any S-3 Registration Statement covering the distribution of any Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Registrable
Securities would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving Catapult
(each of the events or conditions referred to in clauses (i), (ii) and (iii) of this sentence is hereinafter referred to as a "SUSPENSION CONDITION"), then
Catapult shall have the right to suspend the filing or effectiveness of the S-3

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Registration Statement or to suspend any distribution of Registrable Securities pursuant to an effective S-3 Registration Statement for so long as such
Suspension Condition exists. Catapult will as promptly as practicable provide written notice to Tekelec when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from Catapult of the existence of any
Suspension Condition, Tekelec shall forthwith discontinue efforts to: (i) file or cause the S-3 Registration Statement to be declared effective by the SEC (in the event that such S-3 Registration Statement has not been filed, or has been filed but not declared effective, at the time Tekelec receives notice that a
Suspension Condition has arisen); or (ii) offer or sell Registrable Securities
(in the event that such S-3 Registration Statement has been declared effective at the time Tekelec receives notice that a Suspension Condition has arisen). In the event that Tekelec had previously commenced or was about to commence the distribution of Registrable Securities pursuant to a prospectus under an effective S-3 Registration Statement, then Catapult shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to
Tekelec (and to each underwriter, if any, participating in such distribution) an amendment or supplement to such prospectus. If so directed by Catapult, Tekelec shall deliver to Catapult all copies, other than permanent file copies then in
Tekelec's possession, of the most recent prospectus covering such Registrable
Securities at the time of receipt of such notice.

            (c)   Notwithstanding any other provision of this Agreement,
Catapult shall not be permitted to postpone (i) the filing or effectiveness of the S-3 Registration Statement or (ii) the distribution of the Registrable
Securities pursuant to an effective S-3 Registration Statement pursuant to
Sections 3.3(b) or 3.8 hereof more than one time in any 12 month period and not for an aggregate of more than ninety (90) consecutive days.

            (d)   Catapult shall promptly notify Tekelec of any stop order
issued or, to Catapult's knowledge, threatened, to be issued by the SEC with respect to the S-3 Registration Statement, and will use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

            (e)   Catapult shall furnish to Tekelec (and any underwriter in
connection with any underwritten offering) such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as
Tekelec (and such underwriters) shall reasonably request in order to effect the offering and sale of any Registrable Securities to be offered and sold, but only while Catapult shall be required under the provisions hereof to cause the S-3
Registration Statement pursuant to which such Registrable Securities are intended to be distributed to remain current.

            (f)   Catapult shall use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by the S-3 Registration
Statement under the state Securities or "blue sky" laws of such states as
Tekelec shall reasonably request, maintain any such registration or qualification current, until the earlier to occur of: (i) the sale of such
Registrable Securities so registered pursuant to the S-3 Registration Statement;
(ii) twelve (12) months after the effective date of the S-3 Registration
Statement (which period shall be subject to extension as provided in Section
3.3(a) hereof); and (iii) the termination of Tekelec's registration rights pursuant to Section 3.9 hereof; provided, however, that Catapult shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Catapult is not so qualified.

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            (g)   Catapult shall furnish to Tekelec and to each underwriter
engaged in an underwritten offering of Registrable Securities, a signed counterpart, addressed to Tekelec or such underwriter, of (i) an opinion or opinions of counsel to Catapult (with respect to Catapult and Securities law compliance by Catapult) and (ii) a comfort letter or comfort letters from
Catapult's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Tekelec or the managing underwriters may reasonably request.

            (h)   Catapult shall use its commercially reasonable best efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities of Catapult are then listed.

            (i)   Catapult shall take all such other actions either reasonably necessary or desirable to permit the Registrable Securities held by Tekelec to be registered and disposed of in accordance with the methods of disposition described herein. Without limiting the generality of the foregoing and with a view to making it possible for Tekelec to effect the resale of the Registrable
Securities pursuant to the S-3 Registration Statement as provided herein,
Catapult agrees to use commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act until the earliest to occur of (i) the sale of all Registrable
Securities so registered pursuant to the S-3 Registration Statement; (ii) twelve
(12) months after the effective date of the S-3 Registration Statement (which period shall be subject to extension as provided in Section 3.3(a) hereof); and
(iii) the termination of Tekelec's registration rights pursuant to Section 3.9 hereof. The provisions of this Section 3.3(i) shall be in addition to and not in limitation of any other obligations of Catapult hereunder with respect to filings under the Exchange Act.

3.4   EXPENSES.

            (a)   All of the Registration Expenses (other than underwriting
commissions and discounts) incurred in connection with any registration pursuant to Section 3.1, and each registration or qualification pursuant to Section
3.3(f), shall be borne by Catapult. In no event will Catapult pay any Selling
Expenses (including fees and expenses of counsel) incurred by Tekelec in connection with any registration pursuant to Sections 3.1 and 3.2 or any registration or qualification pursuant to Section 3.3(f).

            (b)   Catapult shall pay all Registration Expenses incurred by
Catapult in connection with any registration statements that are initiated pursuant to Section 3.2 of this Agreement. Tekelec shall pay all Selling
Expenses incurred on its behalf with respect to any registration pursuant to
Section 3.2; PROVIDED, HOWEVER, Catapult shall pay the reasonable fees and expenses of one counsel for the holders of securities making such Piggyback
Request.

3.5   INDEMNIFICATION.

            (a)   In the case of any offering registered pursuant to this
Article 3, Catapult hereby indemnifies and agrees to hold harmless Tekelec (and its officers and directors), any underwriter (as defined in the Securities Act)
of Registrable Securities offered by Tekelec, and each Person, if any, who controls Tekelec or any such underwriter within the meaning of Section 15 of

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the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such Persons may be subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Article 3, the prospectus contained therein (during the period that Catapult is required to keep such prospectus current), or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to Catapult in writing by Tekelec or any underwriter for Tekelec specifically for use therein, or (ii) made, in the case of a sale by Tekelec (including through an underwriter), in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by Catapult with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such Person at or prior to the confirmation of such sale to such Person.

            (b)   By requesting registration under this Article 3, Tekelec
agrees, if Registrable Securities held by Tekelec are included in the securities as to which such registration is being effected, and each underwriter shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless Catapult and its directors and officers and each Person, if any, who controls Catapult within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent they arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Securities were registered under the Securities Act pursuant to this Article 3, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to Catapult in writing by Tekelec or such underwriter expressly for use in connection with such registration; PROVIDED, HOWEVER, that the liability of
Tekelec hereunder shall be limited to the amount of gross proceeds (after deduction of all underwriters' discounts and commissions paid by Tekelec in connection with the registration in question) received by Tekelec in the offering giving rise to the violation; and PROVIDED, FURTHER, that the indemnity agreement contained in this Section 3.5 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Tekelec, which consent shall not be unreasonably withheld or delayed nor shall Tekelec be liable to Catapult in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Catapult failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

                                                                            -10-

            (c)   Each party entitled to indemnification under this Section 3.5
(the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified
Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless and only to the extent such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying
Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the
Indemnifying Party, which consent shall not be unreasonably withheld.

      3.6   ISSUANCES BY CATAPULT OR OTHER HOLDERS. As to each registration or distribution referred to in Section 3.1, additional shares of securities of
Catapult to be sold for the account of Catapult or other holders may be included therein, subject to Tekelec's prior written consent.

      3.7   INFORMATION BY TEKELEC. Tekelec shall furnish to Catapult such information regarding Tekelec in the distribution of Registrable Securities proposed by Tekelec as Catapult may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 3.

      3.8   MARKET STANDOFF AGREEMENTS. In connection with the public offering by Catapult of any of its securities Tekelec agrees that, upon the request of
Catapult or the underwriters managing any underwritten offering of Catapult's securities, Tekelec shall agree in writing (the "TEKELEC PUBLIC OFFERING
LOCK-UP") that neither Tekelec (nor any director, executive officer or subsidiary of Tekelec) will, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any Securities of Catapult
(other than those included in such registration statement, if any) now or hereafter acquired by Tekelec (or any director, executive officer or subsidiary of Tekelec) or with respect to which Tekelec (or any director, executive officer or subsidiary of Tekelec) has or hereafter acquires the power of disposition without the prior written consent of Catapult and such underwriters for such period of time (not to exceed fourteen (14) days prior to the date such offering is expected to commence and ninety (90) days after the date of the final prospectus delivered to the underwriters for use in confirming sales in such offering) as may be requested by Catapult and the underwriters provided that the officers and directors of Catapult enter such lock-up agreements for the same period and on the same terms. Tekelec agrees that Catapult may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of the Tekelec Public Offering Lock-Up contained in this Section 3.8.

      3.9.  TERMINATION. The provisions of this Article 3 shall terminate upon the earlier to occur of: (i) five years after the date of the Closing and (ii)
such time as Tekelec (and any subsidiaries of

                                                                            -11-

Tekelec) owns, in the aggregate, less than 500,000 shares of the Voting
Securities of Catapult for a period of six consecutive months.

                                   ARTICLE 4.

                                  MISCELLANEOUS

      4.1   TERMINATION. This Agreement shall terminate and be of no further force or effect upon the termination of the Purchase Agreement pursuant to
Article 9.1 thereof.

      4.2   GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

      4.3   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party; provided that, without the consent of
Catapult, Tekelec may assign this Agreement (and the rights and obligations hereunder) to any wholly-owned subsidiary in connection with a transfer of
Voting Securities of Catapult to such Affiliate of Tekelec, and without the consent of Tekelec, Catapult may assign all or part of this Agreement (and the rights and obligations hereunder) to the successor or an assignee of all or substantially all of Catapult's business; provided that, in each case, such assignee expressly assumes the relevant obligations of this Agreement (by a written instrument delivered to the other party, in form and substance reasonably acceptable to it) and, notwithstanding such assignment, the parties hereto shall each continue to be bound by all of their respective obligations hereunder. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Tekelec and Catapult and no
Person shall assert any rights as third party beneficiary hereunder.

      4.4   ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

4.5   NOTICES AND DATES.

            (a)   All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered personally (including by courier) or given by facsimile transmission to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other pursuant to this provision) and shall be deemed given when so received:

                                      -12-

                 (i)      if to Catapult, to:

                          Catapult Communications Corporation
                          160 South Whisman Road
                          Mountain View, CA  94041
                          Attn:  Chief Operating Officer
                          Fax:  (650) 960-1029

                          with a copy to:

                          Wilson Sonsini Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, CA  94304
                          Attn:  Henry P. Massey, Jr., Esq.
                          Fax:  (650) 493-6811

                          if to Tekelec, to:

                          Tekelec
                          26580 W. Agoura Road
                          Calabasas, CA  91302
                          Attn: Vice President and General Counsel
                          Fax: (818) 880-0176

                          with a copy to:

                          Bryan Cave LLP
                          120 Broadway, Suite 300
                          Santa Monica, CA  90401
                          Attn:  Katherine F. Ashton, Esq.
                          Fax:  (310) 576-2200

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.
Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

            (b)   In the event that any date provided for in this Agreement
falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

      4.6   LANGUAGE INTERPRETATION. In the interpretation of this Agreement, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, (c) references to persons shall include corporations or other entities and vice versa, and (d) references to parties, Sections, schedules, paragraphs and exhibits shall mean the parties, Sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

                                                                            -13-

      4.7   TABLE OF CONTENTS; TITLES; HEADINGS. The table of contents and
Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All references herein to Articles and Sections, unless otherwise identified, are to
Articles and Sections of this Agreement.

      4.8   COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

      4.9   SEVERABILITY. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      4.10  INJUNCTIVE RELIEF. Tekelec, on the one hand, and Catapult, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

      4.11  AUTOMATIC ADJUSTMENTS TO SHARE NUMBERS. All numbers regarding the number of shares of Catapult shall be appropriately and automatically adjusted to take into account any stock splits occurring after the date hereof.

                                                                            -14-

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          CATAPULT COMMUNICATIONS CORPORATION

                                          By:    /s/ Richard A. Karp

                                          Name:  Richard A. Karp

                                          Title: President and Chief Executive
                                                 Officer

                                          TEKELEC

                                          By:    /s/ Frederick M. Lax

                                          Name:  Frederick M. Lax

                                          Title: Executive Vice President, Chief
                                                 Operating Officer

                                          By:    /s/ Danny L. Parker

                                          Name:  Danny L. Parker

                                          Title: Vice President, Corporate
                                                 Development